Exhibit 10.10

FATHOM DIGITAL MANUFACTURING CORPORATION

2021 OMNIBUS INCENTIVE PLAN

RESTRICTED SHARE AWARD AGREEMENT

THIS RESTRICTED SHARE AWARD AGREEMENT (this “Agreement”) is made effective as of December 23, 2021 (the “Grant Date”) by and between Fathom Digital Manufacturing Corporation, a Delaware corporation (the “Company”) and [___] (the “Participant”), pursuant to the Fathom Digital Manufacturing Corporation 2021 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”).

WHEREAS, the Company has adopted the Plan in order to grant Awards from time to time to certain key Employees, Non-Employee Directors and Consultants of the Company and its Subsidiaries or Affiliates;

WHEREAS, the Participant is an Eligible Recipient as contemplated by the Plan, and the Administrator has determined that it is in the interest of the Company to make this grant to the Participant; and

WHEREAS, in connection with the completion and effectiveness of the transactions contemplated by that certain Business Combination Agreement, dated as of July 15, 2021 and amended as of November 16, 2021, by and among Altimar Acquisition Corp. II, a Cayman Islands exempted company, Fathom Holdco, LLC, a Delaware limited liability company (“Fathom OpCo”), and the other parties thereto (the “Business Combination Agreement”), all time-based phantom unit awards of Fathom OpCo that were outstanding and vested immediately prior to the Closing Date (as defined in the Business Combination Agreement) were cancelled and replaced with the Restricted Shares granted hereunder.

NOW, THEREFORE, in consideration of the promises and subject to the terms and conditions set forth herein and in the Plan, the parties hereto agree as follows:

SECTION 1.
GRANT OF RESTRICTED SHARES.
1.1.
Precedence of Plan. This Agreement is subject to and shall be construed in accordance with the terms and conditions of the Fathom Digital Manufacturing Corporation 2021 Omnibus Incentive Plan (the “Plan”), as now or hereinafter in effect. Any capitalized terms that are used in this Agreement without being defined and that are defined in the Plan shall have the meaning specified in the Plan. Except as otherwise expressly provided in the Plan, in the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control.
1.2.
Grant of Restricted Shares. The Company hereby grants to Participant an aggregate of [___] shares of Restricted Shares (the “Award”), subject to vesting as provided in Section 2.
SECTION 2.
UNVESTED AWARD SUBJECT TO FORFEITURE.
2.1.
Shares Subject to Forfeiture.
a.
The Award will vest in full on the date on which a registration statement on Form S-8 with respect to the Restricted Shares has been filed, subject to the Participant’s continuous service with the Company or a Subsidiary or Affiliate thereof, as applicable, whether as an Employee, Director or Consultant (“Service”), from the Grant Date through the filing date (the “Vesting Date”). For the avoidance of doubt, if the Participant incurs a change in status from an Employee to a Director of the Company or an Affiliate before the Award has vested, such change in status alone shall not constitute a termination of Service for purposes of this Award.
b.
In the event that Participant’s Service with the Company is terminated prior to the Vesting Date, Participant will forfeit all right to any unvested Restricted Shares.
2.2.
Restriction on Transfer. Until the Award is vested, the Restricted Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. Upon the vesting of the Award [and subject to satisfaction of any tax withholding obligation described in Section 4 below], the prohibition against the sale or transfer of such Restricted Shares will be lifted, and the Shares underlying the Award may be treated as any other shares of Common Stock, subject to any restrictions on transfer that may be applicable under federal securities laws. Notwithstanding the foregoing, the Shares issued upon settlement of the Award shall not be transferrable by the Participant until the expiration of the lock-up period of six (6) months following December 23, 2021 as set forth in the Investor Rights Agreement, dated as of December 23, 2021, by and among the Company, the Participant and the other parties thereto.

SECTION 3.
STOCKHOLDER RIGHTS.
3.1.
Stock Register. The Award will be recorded in the stock register of the Company in the name of Participant. The Restricted Shares will be evidenced by a credit to an electronic book-entry account maintained by the Company’s stock transfer agent (the “Transfer Agent”) on behalf of Participant, and such book entry will appropriately record the terms, conditions, and restrictions applicable to such Award. Participant shall deposit with the Company a Stock Assignment in the form attached hereto as Attachment 1, endorsed in blank, so as to [(a)] permit retransfer to the Company of all or a portion of the Restricted Shares that are forfeited or otherwise do not become vested in accordance with the Plan and this Agreement [, and (b) to effect the surrender by Participant of Shares received in settlement of the Award to effect “Net Settlement” (as defined in Section 4.1 below)].
3.2.
Exercise of Stockholder Rights. Participant shall have the right to vote the Restricted Shares (to the extent of the voting rights of said Restricted Shares, if any) and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Shares, except as set forth in this Agreement and the Plan.
3.3.
Dividends and Distributions. Participant will be entitled to receive and retain all regular cash dividends and such other distributions, as the Board may, in its discretion, designate, pay or distribute on such Restricted Shares, if and when any such dividends or distributions are payable on Shares to shareholders of record after the Grant Date (unless and until the Award is forfeited). Notwithstanding the foregoing, any such dividends or distributions declared shall be accumulated and paid at the time (and to the extent) that the Restricted Shares vest (or forfeited at the time that the Restricted Shares are forfeited), but in no event later than two-and-a-half months following the end of the calendar year in which the vesting occurs.
3.4.
Legends. The Restricted Shares will be electronically designated in the Transfer Agent’s book-entry system with the following or other legends in the Company’s discretion:

THE SECURITIES REPRESENTED HEREBY WERE UPON ISSUANCE UNVESTED AND ARE SUBJECT TO CERTAIN VESTING PROVISIONS PURSUANT TO THAT FATHOM DIGITAL MANUFACTURING CORPORATION 2021 OMNIBUS INCENTIVE PLAN RESTRICTED SHARE AWARD AGREEMENT, DATED AS OF DECEMBER 23, 2021, BETWEEN FATHOM DIGITAL MANUFACTURING CORPORATION AND THE ORIGINAL HOLDER OF THESE SECURITIES (THE “AWARD AGREEMENT”). ANY TRANSFER OF SUCH SECURITIES IN VIOLATION OF THE TERMS AND PROVISIONS OF SUCH AGREEMENT SHALL BE NULL AND VOID AND HAVE NO FORCE OR EFFECT WHATSOEVER. A COPY OF THE AWARD AGREEMENT IS ON FILE IN THE OFFICES OF, AND WILL BE MADE AVAILABLE FOR A PROPER PURPOSE BY, THE SECRETARY OF THE ISSUER.

THESE SECURITIES, TO THE EXTENT THEY VEST, ARE SUBJECT TO A LOCK-UP PERIOD OF SIX (6) MONTHS FOLLOWING DECEMBER 23, 2021, AS SET FORTH IN THE INVESTOR RIGHTS AGREEMENT, DATED AS OF DECEMBER 23, 2021, BY AND AMONG THE ORIGINAL HOLDER OF THESE SECURITIES, THE ISSUER AND THE OTHER PARTIES THERETO (THE “INVESTOR RIGHTS AGREEMENT”). SUCH LOCK-UP PERIOD IS BINDING ON ANY TRANSFEREES OF THESE SECURITIES. A COPY OF SUCH INVESTOR RIGHTS AGREEMENT IS ON FILE IN THE OFFICES OF, AND WILL BE MADE AVAILABLE FOR A PROPER PURPOSE BY, THE SECRETARY OF THE ISSUER.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.

SECTION 4.
[WITHHOLDING.
4.1.
Withholding. The Company or any Affiliate thereof shall, in accordance with Section 16 of the Plan, have the power to withhold, or require the Participant to remit to the Company or such Affiliate thereof, cash or Shares that are distributable to the Participant with respect to the Award in an amount sufficient to satisfy the federal, state, and local withholding tax requirements, both domestic and foreign, relating to such transaction, and the Company or such Affiliate thereof may defer payment of cash or issuance of Shares until such requirements are satisfied; provided, however, that such amount may not exceed the maximum statutory withholding rate. The Participant shall be entitled to satisfy the amount of any such required tax withholding by surrendering and having the Company withhold from the Shares otherwise distributable to the Participant upon vesting of the Award a number of Shares having a Fair Market Value equal to the amount of such required tax withholdings (“Net Settlement”). Notwithstanding the foregoing, unless Participant makes alternative arrangements with the Company, the withholding obligations required under this Section 4.1 of the Agreement shall be satisfied through Net Settlement.]
SECTION 5.
MISCELLANEOUS.
5.1.
Beneficiary Designation. The Participant may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan and this Agreement is to be exercised in case of his or her death. Each designation will revoke all prior designations by the Participant, shall be in a form reasonably prescribed by the Administrator, and will be effective only when filed by the Participant in writing with the Administrator during his or her lifetime.
5.2.
Adjustments. The Shares subject to the Award may be adjusted in any manner contemplated by Section 5 of the Plan.
5.3.
Requirements of Law. The issuance of Shares following vesting of the Awards shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No Shares shall be issued upon vesting of any portion of the Award granted hereunder, if such issuance would result in a violation of applicable law, including the U.S. federal securities laws and any applicable state or foreign securities laws.
5.4.
No Guarantee of Continued Service. Nothing in the Plan or in this Agreement shall interfere with or limit in any way the right of the Company or an Affiliate thereof to terminate the Participant’s Service at any time or confer upon the Participant any right to continued Service.
5.5.
Interpretation; Construction. Any determination or interpretation by the Administrator under or pursuant to this Agreement shall be final and conclusive on all persons affected hereby. Except as otherwise expressly provided in the Plan, in the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control.

5.6.
Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, mailed, certified or registered mail with postage prepaid, sent by next-day or overnight mail or delivery, or sent by fax, as follows:
a.
If to the Company:

Fathom Digital Manufacturing Corporation

1050 Walnut Drive

Hartland, WI 53029

Attention: [___]

b.
If to the Participant, to the Participant’s last known home address,

or to such other person or address as any party shall specify by notice in writing to the Company. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered, provided that such delivery is confirmed.

5.7.
Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
5.8.
No Guarantee of Future Awards. This Agreement does not guarantee the Participant the right to or expectation of future Awards under the Plan or any future plan adopted by the Company.

5.9.
Waiver. Either party hereto may by written notice to the other (a) extend the time for the performance of any of the obligations or other actions of the other under this Agreement, (b) waive compliance with any of the conditions or covenants of the other contained in this Agreement and (c) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of either party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

5.10.
Entire Agreement; Amendment. This Agreement, together with the Plan, constitutes the entire obligation of the parties with respect to the subject matter of this Agreement and supersedes any prior written or oral expressions of intent or understanding with respect to such subject matter (provided, that this Agreement shall not supersede any written employment agreement or other written agreement between the Company and the Participant, including, but not limited to, any written restrictive covenant agreements). This Agreement may be amended as provided in the Plan.

5.11.
Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

5.12.
Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.

5.13.
Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

5.14.
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

5.15.
Erroneously Awarded Compensation. Notwithstanding any provision in the Plan or in this Agreement to the contrary, this Award shall be subject to any compensation recovery and/or recoupment policy that may be adopted and amended from time to time by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Participant have duly executed this Agreement as of [___].

Fathom Digital Manufacturing Corporation

By:

Name:

Title:

PARTICIPANT

Name:

Attachment 1

STOCK ASSIGNMENT

FOR VALUE RECEIVED, I, _______________________________________, hereby sell, assign and transfer unto Fathom Digital Manufacturing Corporation (the “Company”) _________ (________ ) shares of the Common Stock of the Company, standing in my name in the electronic book-entry account maintained by the Company’s stock transfer agent and do hereby irrevocably constitute and appoint to transfer said stock on the books of the Company (and its stock transfer agent) with full power of substitution in the premises.

Dated: ____________, 20__.

Signature:

This Stock Assignment was executed in conjunction with the terms of a Restricted Share Award Agreement between the above assignor and Fathom Digital Manufacturing Corporation, dated as of December 23, 2021.

Instruction:	Please do not fill in any blanks other than the signature line.